                                                                   Exhibit 11.2


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                          Nine months ended
                                                                             September 30,
                                                                       -----------------------
                                                                         1997           1996
                                                                       --------      ---------
Primary
    Average shares outstanding                                        3,495,197       3,484,680
    Dilutive stock options based on treasury stock
       method using average market price                                 50,890          43,191
                                                                      ---------      ---------
                                                                      3,546,087       3,527,871
                                                                     ==========      ==========
    Net income                                                       $8,868,741      $9,703,264
                                                                     ==========      ==========
    Per common share:
       Net income per common share                                   $     2.50      $     2.75
                                                                     ==========      ==========
Fully Diluted
    Average shares outstanding                                        3,495,197       3,484,680
    Dilutive stock options based on treasury stock method
       using greater of period-end or average market price               64,397          45,938
                                                                     ----------      ----------
                                                                      3,559,594       3,530,618
                                                                     ==========      ==========

    Net income                                                       $8,868,741      $9,703,264
                                                                     ==========      ==========
    Per common share:
       Net income per common share                                   $     2.49      $     2.75
                                                                     ==========      ==========